SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

   Date of Report
November 15, 1999

                       CACI International Inc
(Exact name of registrant as specified in its Charter)

                           Delaware
(State or other jurisdiction of incorporation)

                0-8401
(Commission File Number)

                 54-1345888
(IRS Employer Identification No.)

1100 N. Glebe Road
                   Arlington, Virginia 22201
(Address of principal executive offices) (Zip code)

                              (703) 841-7800
(Registrant's telephone number, including area code)

ITEM 2.   DISPOSITION OF ASSETS.

On November 2, 1999, the Registrant signed a Letter of Intent to sell its COMNET products group to Compuware Corporation for $40 million in cash. The transaction includes the sale of network simulation software used by the COMNET products group; the transfer of most of the employees of the COMNET products group; the assumption of facilities used in connection with the products group; and the sale of certain personal property applicable to the job requirements of those employees. The sale is subject to due diligence, approval of a detailed asset acquisition agreement by each company's Board of Directors, and approval by the appropriate regulatory agencies. It is anticipated that the transaction will close by December 31, 1999.

A copy of the Registrant's November 3, 1999 press release regarding CACI's execution of a Letter of Intent to sell its COMNET products group to Compuware Corporation is attached as Exhibit 99(a) to this report on Form 8-K.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

99.1   Press Release dated November 3, 1999, announcing the Registrant's execution of a Letter of Intent to sell its COMNET products group to Compuware Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

             CACI International Inc
                      (Registrant)

By:	/s/

Jeffrey P. Elefante Executive Vice President, General Counsel and Secretary